Exhibit 10.3

                              CONTRACT FOR PROJECT

This Contract is entered into effect on this day, April 1993, by and between Goung-Lee Construction Co., Ltd. (hereinafter called "Party A") and Qualserve Construction Co., Ltd.(hereafter called "Party B"). Both parties agre as follows:

1.   Project title: TPC Taichung ESP Steel Structure Units 5-8.

2.   Jobsite: Taichung Fossil Power Plant

3.   Project outline:

ITEM 3a: DE/CE Components
         ----------------

No.      Group       Item                         Weight     Unit     Amount
                                                  (Tons)     price
1.       310         CE-SYSTEM                    33.196    61,100   2,028,275
2.       312         CE-CARRIR BEAM                408.0     2,090   9,012,720
3.       313/315     DISTANCING/RAPIER EAR242/814           31,960   7,760,335
4.       310         FASTENING BUSHES             18.708   125,020   2,338,874
5.       330         CE-RAPIER W/O SHAFT           46.22    76,140   3,519,190
6.       331         CE-RAPIER SHAFT              24.914    59,030   1,480,673
7.       370         DE-HOLDING FRAME            320.916    27,730   8,899,000
8.       350         DE-FRAME FIELD 1-6          736.678    37,600  27,699,092
9.       350         WEDGES                        4.645   281,812   1,309,016
10.      350         CASH IRON                    39.245    80,370   3,154,120
11.      360         DE-SUPPORT                   17.753    56,400   1,001,269
12.      380/381     DE-RAPPING W/O SHAFT         48.726    57,340   2,793,948
13.      381         DE-RAPPING SHAFT             26.112    94,000   2,454,528
14.      380         DE-GEARBOX                   26.982    56,400   1,521,785
15.      256         GW-RAPPING SYSTEM            11.200    62,608     702,218

                     TOTAL                      2006.109     TON NT$75,665,043




ITEM 6: HOPPER
        ------

No.      Group    Item                   Weight     Unit      Amount
                                         (Tons)     price
1.       210      HOPPER LOWER/UPPER      1126.8    30,860   34,773,048
2.       215      FLASHING IN HOPPER       142.8    29,898    4,269,434

                  TOTAL                   1269.6 TONS     NT$39,042,482

ITEM 10: INLET/OUTLET NOZZLE
         -------------------

No.      Group      Item                   Weight    Unit       Amount
                                           (Tons)   price
1.       251/252    RAW/CLEAN GAS HOOD      460.8   29,285    33,494,528
2.       253        CASDISTR WALL            60.0   67,225     4,033,500


ITEM 16: CASING
         ------
No.      Group     Item                     Weight    Unit        Amount
                                            (Tons)    price
1.       232/233   INTERNAL BRACINGS         534.6    26,270    14,043,942
2.       231       SIDE WALL, UPPER PART     742      26,270    19,492,340
3.       225       HOPPER BEAM, LONG         192      28,936     5,555,712
4.       224       HOPPER BEAM, TRANSV.      246      31,646     7,784,916

                   TOTAL                     714.6 TONS      NT$46,876,916

ITEM 20: DUCTWORK
         --------

No.      Group      Item                      Weight    Unit          Amount
                                              (tons)    price
1.       411/412    RAW/CLEAN GAS DUCT         872      30,685     26,757,320
2.       122        UPPER STRUCTURE DUCT       276      27,975      7,721,100
3.       415        GUIDE VANS DUCT             73.6    27,625     2.,033,200

                    TOTAL                     1221.6   TONS     NT$36,511,620

GRAND TOTAL AMOUNT                                             NT$215,624,083


4.   The contracted total price:

     1) Account shall be settled by having total weight on the parts list multiplied by unit price for individual items.

     2)   The said unit price for individual items does not include 5% VAT.

5. Terms of payment: According to mode of payment of Taipower, party A shall pay to party B by at-sight cheque within 7 days after party A has received from Taipower the payment covering items to be fabricated and provided by party B.

6.   Work duraation: according to the terms between party A and Walther & CIE

7.   The liquidation damages: according to th terms between party A and WCA

8. Rush work: when necessary, party A may demand party B for overtime work at no cost to party A. If party B fails to comply with such demand, party A may assume such overtime work at cost of party B which shall be deductible from payments. If the amount of such payment is insufficient for deduction, party B or its guarantor shall make it up.

9. Party B shall provide office facility and telephone for use by the construction supervisors from party A or WCA who will be stationed at Jobsite.

10. Party B may assign th experienced personnel in charge of delivery of materials at the palce designated by Taipower.

11. Within 5 days after having delivered materials to jobsite, party B shall submit debit not together with relevant papers to party A. Within 7 days upon receipt of such debit note, party A shall proceed with procedures to request payment from Taipower.

12. For relevant matters not specified hereunder, both parties may sign a memorandum which shall have the same effect as the contract.

13.  Distribu;tion of the contract:
     This contract shall be produced in duplicate, ach for party A and party B (each party shall glue duty stamps onto the contract), plus 2 photocopies for party A. The contract shall include the following annexes:

     1)   TPC General Terms and bidding

     2)   TPC specification 1292-ms-50 dated Apr. 1992

     3) WCA Specification for fabrication of steel structure, platwork, internal and misc. equipment, dated Feb. 21, 1993.

PARTY A:
Goung-lee Construction Co., Ltd.
Responsible person: LU, HSIUNG
Address:#236, Jen-liln Road, Wu Lin Village, Jen-wu Hsiang, Kaohsiung County

PARTY B:
Qualserve Construction Co., Ltd
Responsible person: C.H.  Tsai
Address: 13, Land 17, Chuwei N. Street, Kangshan Township, Kaohsiung County